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                                                                   Exhibit 10.32
                                                                   -------------



                             ENPRO INDUSTRIES, INC.
                            DEATH BENEFITS AGREEMENT


         THIS DEATH BENEFITS AGREEMENT (the "Agreement") is made and entered into as of December 12, 2002, by and between ENPRO INDUSTRIES, INC., a North Carolina corporation (the "Company"), and Richard C. Driscoll ("Executive").

                              Statement of Purpose

         Executive is a key employee of the Company, has contributed materially to the successful operation of the Company's business and has rendered valuable services to the Company. It is contemplated that Executive will continue to render such valuable services to the Company. As part of Executive's total compensation package with the Company, the parties desire to enter into this Agreement in order to provide Executive's designated beneficiary with certain death benefits in the event of Executive's death while in service with the Company.

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto mutually agree as follows:

         1. Death Benefits. In the event that Executive dies prior to the date of Executive's termination of employment with the Company, the Company shall pay to Executive's beneficiary a lump sum cash payment equal to One Million Four Hundred Thousand Dollars ($1,400,000). This lump sum amount, less any applicable payroll or withholding taxes, shall be paid to the beneficiary within sixty (60) days following the date of death.

         2. Beneficiary. Executive may designate a beneficiary for purposes of receiving benefits under this Agreement in accordance with such procedures as the Company may establish from time to time. In the event Executive fails to designate a beneficiary, or if Executive's designated beneficiary fails to survive Executive, then the beneficiary for purposes of this Agreement shall be
(i) Executive's spouse or (ii) if there is no surviving spouse, Executive's estate.

         3. Replacement of Death Benefits Under SERP and Restoration Plan. The death benefits provided under this Agreement shall be in lieu of any death benefits otherwise payable by reason of Executive's participation in the EnPro Industries, Inc. Supplemental Executive Retirement Plan (the "SERP") or the EnPro Industries, Inc. Defined Benefit Restoration Plan (the "Restoration Plan"). Accordingly, subject to the payment of the death benefits hereunder, Executive, on behalf of himself and his beneficiaries, heirs, personal representatives and any other persons or entities claiming by or through Executive, hereby waives any claim to any death benefits under the SERP or the Restoration Plan.

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         4. Claims Procedures.

         (a) General. In the event that Executive's beneficiary has a Claim under this Agreement, such Claim shall be made by the beneficiary's filing a notice thereof with the Company's Benefits Committee (the "Committee") within ninety (90) days after the beneficiary first has knowledge of such Claim. Once the beneficiary has submitted a Claim to the Committee, the beneficiary shall be afforded a reasonable opportunity to state the beneficiary's position and to present evidence and other material relevant to the Claim to the Committee for its consideration in rendering its decision with respect thereto. The Committee shall render its decision in writing within ninety (90) days after the Claim is referred to it, unless special circumstances require an extension of such time within which to render such decision, in which event such decision shall be rendered no later than one hundred eighty (180) days after the Claim is referred to it. A copy of such written decision shall be furnished to the beneficiary.

         (b) Notice of Decision of Committee. If the beneficiary's Claim is denied by the Committee, the beneficiary shall be provided with written notice thereof, which notice shall set forth:

                  (i) the specific reason(s) for the denial;

                  (ii) specific reference to pertinent provision(s) of this Agreement upon which such denial is based;

                  (iii) a description of any additional material or information necessary for the beneficiary to perfect such Claim and an explanation of why such material or information is necessary; and

                  (iv) an explanation of the procedure hereunder for review of such Claim;

all in a manner calculated to be understood by the beneficiary.

         (c) Review of Decision of Committee. The beneficiary shall be afforded a reasonable opportunity for a full and fair review of the decision of the Committee denying the Claim. Such review shall be by the Committee. Such appeal shall be made within ninety (90) days after the beneficiary received the written decision of the Committee and shall be made by the written request of the beneficiary or the beneficiary's duly authorized representative of the Committee. In the event of appeal, the beneficiary or the beneficiary's duly authorized representative may review pertinent documents and submit issues and comments in writing to the Committee. The Committee shall review the following:

                  (i) the initial proceedings of the Committee with respect to such Claim;

                  (ii) such issues and comments as were submitted in writing by the beneficiary or the beneficiary's duly authorized representative; and


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                  (iii) such other material and information as the Committee, in its sole discretion, deems advisable for a full and fair review of the decision of the Committee.

The Committee may approve, disapprove or modify the decision of the Committee, in whole or in part, or may take such other action with respect to such appeal as it deems appropriate. The decision of the Committee with respect to such appeal shall be made promptly, and in no event later than sixty (60) days after receipt of such appeal, unless special circumstances require an extension of such time within which to render such decision, in which event such decision shall be rendered as soon as possible and in no event later than one hundred twenty (120) days following receipt of such appeal. The decision of the Committee shall be in writing and in a manner calculated to be understood by the beneficiary and shall include specific reasons for such decision and set forth specific references to the pertinent provisions of this Agreement upon which such decision is based. The beneficiary shall be furnished a copy of the written decision of the Committee. Such decision shall be final and conclusive upon all persons interested therein, except to the extent otherwise provided by applicable law.

         5. Unfunded Arrangement. This Agreement shall be an unsecured, unfunded arrangement. To the extent Executive's beneficiary acquires a right to receive payments from the Company under this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company. Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship between the Company and Executive or Executive's beneficiary. Should the Company elect to finance this Agreement, in whole or in part, through the purchase of life insurance, the Company reserves the absolute right, in its sole discretion, to terminate such financing at any time, in whole or in part. At no time shall Executive be deemed to have any lien nor any right, title or interest in or to any life insurance policy or to any other assets of the Company. If the Company elects to finance its obligations under the Agreement in whole or in part through the purchase of life insurance on the life of Executive, then Executive shall assist the Company by freely submitting to a physical exam and supplying such additional information necessary to obtain such insurance.

         6. Assignment of This Agreement or Benefits Hereunder.

         (a) Assignment by Company. The rights, obligations and liabilities of the Company under this Agreement shall inure to and be binding upon any successors in interest or transferees of the business or assets of the Company.

         (b) Assignment by Executive. Neither Executive, his beneficiary, his heirs, his estate, his executors, his administrators, other personal representatives, nor any other person claiming by, through or under him, shall have any right to commute, encumber, mortgage, hypothecate, pledge, assign, give or dispose of the right to receive any payment hereunder, which payment and the right thereto is expressly declared to be nonassignable.


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         7. Effect and Construction of This Agreement.

         (a) Entire Agreement. This Agreement represents the entire understanding and agreement between the Company and Executive with regard to the subject matter contained herein and supersedes any and all prior or contemporaneous oral or written agreements or understandings with respect to the subject matter herein and any amendment, change or modification in any provision of this Agreement must be in writing and signed by the parties hereto.

         (b) Applicable Law. This Agreement shall be deemed to have been made and entered into in the State of North Carolina and the construction, validity and enforceability of this Agreement shall be governed by the internal laws of the State of North Carolina, without regard to conflict of laws principals.

         8. Execution. This Agreement may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement or direction.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer, and Executive has hereunto set his hand, all as of the day and year first above written.

                                    ENPRO INDUSTRIES, INC.


                                    By:        /s/ Ernest F. Schaub
                                       -----------------------------------------
                                         Name:   Ernest F. Schaub
                                         Title:  President and CEO

                                    "Company"



                                             /s/ Richard C. Driscoll
                                    --------------------------------------------
                                    Print Name:  Richard C. Driscoll

                                    "Executive"



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